
<ARTICLE>                     9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITIGROUP'S
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER>   1,000,000

<PERIOD-TYPE>                                12-MOS
<FISCAL-YEAR-END>                            DEC-31-1999
<PERIOD-START>                               JAN-01-1999
<PERIOD-END>                                 DEC-31-1999
<CASH>                                            14,158
<INT-BEARING-DEPOSITS>                            13,429
<FED-FUNDS-SOLD>                                 112,655<F1>
<TRADING-ASSETS>                                 109,155
<INVESTMENTS-HELD-FOR-SALE>                      113,126
<INVESTMENTS-CARRYING>                                 0
<INVESTMENTS-MARKET>                                   0
<LOANS>                                          244,206
<ALLOWANCE>                                        6,679<F2>
<TOTAL-ASSETS>                                   716,937
<DEPOSITS>                                       261,091
<SHORT-TERM>                                      17,086<F3>
<LIABILITIES-OTHER>                               38,747
<LONG-TERM>                                       47,092
<PREFERRED-MANDATORY>                              4,920
<PREFERRED>                                        1,925
<COMMON>                                              36<F4>
<OTHER-SE>                                        47,725<F4>
<TOTAL-LIABILITIES-AND-EQUITY>                   716,937
<INTEREST-LOAN>                                   23,172
<INTEREST-INVEST>                                      0<F5>
<INTEREST-OTHER>                                  21,728
<INTEREST-TOTAL>                                  44,900
<INTEREST-DEPOSIT>                                     0<F5>
<INTEREST-EXPENSE>                                24,768
<INTEREST-INCOME-NET>                             20,132
<LOAN-LOSSES>                                      2,837
<SECURITIES-GAINS>                                   557
<EXPENSE-OTHER>                                   12,044
<INCOME-PRETAX>                                   15,948
<INCOME-PRE-EXTRAORDINARY>                         9,994
<EXTRAORDINARY>                                        0
<CHANGES>                                           (127)<F6>
<NET-INCOME>                                       9,867
<EPS-BASIC>                                         2.91<F4>
<EPS-DILUTED>                                       2.83<F4>
<YIELD-ACTUAL>                                      3.49
<LOANS-NON>                                        3,633<F7>
<LOANS-PAST>                                       1,184<F8>
<LOANS-TROUBLED>                                      59
<LOANS-PROBLEM>                                        0
<ALLOWANCE-OPEN>                                   6,617
<CHARGE-OFFS>                                      3,474
<RECOVERIES>                                         656
<ALLOWANCE-CLOSE>                                  6,679<F2>
<ALLOWANCE-DOMESTIC>                                   0<F9>
<ALLOWANCE-FOREIGN>                                    0<F9>
<ALLOWANCE-UNALLOCATED>                                0<F9>


<F1>  Includes securities borrowed or purchased under agreements to resell.
<F2>  Allowance activity for 1999 includes $43MM in other changes, principally foreign currency translation effects.
<F3>  Commercial paper and other short-term borrowings.
<F4>  The Board of Directors on April 19, 1999 declared a three-for-two split in
      Citigroup's common stock, effective May 28, 1999. Current and prior year information have been restated to reflect the stock split.
<F5>  Not disclosed.
<F6>  First quarter 1999 accounting changes include the adoption of Statement of
      Position (SOP) 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" of $(135) million; SOP 98-7, "Deposit
      Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" of $23 million; and SOP 98-5, "Reporting on the Costs of Start-Up Activities" of $(15) million.
<F7>  Includes $1,403MM of cash-basis commercial loans and $2,230MM of consumer loans on which accrual of interest has been suspended.
<F8>  Accruing loans 90 or more days delinquent.
<F9>  No portion of Citigroup's credit loss allowance is specifically allocated to any individual loan or group of loans.

